EXHIBIT 99.1

Qumu Announces Preliminary Second Quarter 2020 Revenue
Strong Demand Drives Company to Raise Expected 2020 Revenue to $29 million
Conference Call Scheduled for July 28, 2020

Minneapolis, MN - July 15, 2020 - Qumu Corporation (Nasdaq: QUMU), the leading provider of best-in-class video technology for the enterprise, announced preliminary revenue results for its second quarter ended June 30, 2020.
Preliminary second quarter 2020 revenue is expected to be approximately $9.3 million, compared to revenue of $6.2 million for the first quarter 2020 and $5.4 million for the second quarter 2019. Preliminary revenue for the six months ended June 30, 2020 is expected to be approximately $15.6 million, compared to revenue for the six months ended June 30, 2019 of $12.5 million. Second quarter 2020 revenue growth is strong due to several COVID-19 related sales, including one multi-million dollar contract that closed late in the first quarter 2020, with a significant portion of that revenue recognized in the second quarter 2020.

“Qumu is playing a pivotal role in helping our customers sustain their business during the COVID-19 pandemic as they implement massive work-at-home programs, large-scale broadcasts and virtual events using video,” said Vern Hanzlik, Qumu President and CEO. “We are also seeing an increase in self-service broadcasting in which Qumu’s platform provides the secure, video delivery and management infrastructure enabling customers to easily launch live webcasts from Zoom, Microsoft Teams, Webex and other video conferencing solutions.”

“Qumu’s customers have been able to pivot quickly to secure, large-scale video usage,” continued Hanzlik. “For example, in mid-March, one large financial services customer shifted from 3,000 remote users to 50,000 in the span of a weekend. The sales pipeline activity that Qumu is experiencing suggests that the pandemic is a catalyst to a larger, fundamental shift and customers are investing in video infrastructure as they witness the benefits of deploying self-service enterprise video at scale.”

Business Outlook
Qumu management remains cautious due to the unknown financial impact that COVID-19 will have on economies and enterprises around the world. However, based on the strength of first half 2020 customer contracts, customer demand, and Qumu’s pipeline, Qumu management has raised Qumu’s 2020 revenue expectation to approximately $29 million, up from previous guidance of approximately $28 million, representing a 14% increase over full year 2019 revenue.
Second Quarter 2020 Conference Call Scheduled
Qumu will hold a conference call and webcast on Tuesday, July 28, 2020 at 4:30 p.m. Eastern Time to discuss its financial results for the second quarter 2020. Financial results for the second quarter 2020 will be issued in a press release prior to the call.
Qumu President and CEO, Vern Hanzlik, and CFO, Dave Ristow, will host the conference call, followed by a question and answer period.

Date: Tuesday, July 28, 2020
Time: 4:30 p.m. Eastern Time
U.S. Dial-In Number: (833) 644-0679
International Dial-In Number: (918) 922-6755
Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://qumu.com.
About Qumu
Qumu Corporation (Nasdaq: QUMU) is the leading provider of a best-in-class platform to create, manage, secure, distribute and measure the success of live and on-demand video for the intelligent enterprise. Backed by the most trusted and experienced team in the industry, the Qumu platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.
Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue and the demand for the Company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission.
The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.
Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

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